SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 21, 2006

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard

Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2006, the Board of Directors of Adaptec, Inc. (the “Company”) appointed Christopher O’Meara as Vice President and Chief Financial Officer. In connection with this appointments, the Company entered into an employment agreement with Mr. O’Meara effective March 21, 2006, his first day of employment with the Company (the “Effective Date”).

Mr. O’Meara’s employment agreement provides that he will receive an annual base salary of $325,000.  Mr. O’Meara is also eligible to participate in the Company’s Executive Bonus Incentive Plan (“EBIP”).  Payments under the EBIP plan are based on the financial performance of the Company and Mr. O’Meara’s bonus under the EBIP is targeted at 60% of his annual base salary. Mr. O’Meara was granted options to purchase 300,000 shares of the Company’s common stock, of which 66,332 shares are subject to an incentive stock option and 233,668 shares are subject to a non-qualified stock option, at an exercise price equal to the closing market price of the Company’s common stock on the Nasdaq National Market on the day prior to his Effective Date.  The shares subject to the options are scheduled to vest at a rate of 25% on the one-year anniversary of his Effective Date and quarterly thereafter for three years at a rate of 6.25%.  Vesting is subject to Mr. O’Meara’s continued employment with the Company on each scheduled vesting date. In the event of a termination without cause or change in control, Mr. O’Meara will be entitled to receive certain severance benefits, including accelerated vesting of his options, as set forth in his employment agreement which is attached as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 23, 2006, the Company’s Board of Directors elected Charles Robel to the Company’s Board of Directors and named him Chairman of the Audit Committee, effective March 23, 2006.

On March 23, 2006 Mr. O’Meara was appointed Vice President and Chief Financial Officer of the Company. Prior to his appointment as Vice President and Chief Financial Officer, Mr. O’Meara, age 48, served as Executive Vice President and Chief Financial Officer of Tibco Software Inc., a business integration and process management software company, from August 2001 to October 2005 and Vice President, Finance and Treasurer of Tibco Software from August 1998 to August 2001. Mr. O’Meara previously worked at Adaptec from June 1988 to July 1998 in various positions, which included Vice President, Treasurer and Director of Financial Planning.

On March 23, 2006 John M. Westfield was appointed Vice President and Corporate Controller and was designated as the Company’s principal accounting officer for the purpose of reports the Company files with the Securities and Exchange Commission. Mr. Westfield’s  appointment is effective March 27, 2006, the date upon which he will commence his employment with the Company. Mr. Westfield, age 33, served as Vice President, Finance and Corporate Controller of Celerity Inc., a supplier of high performance gas and liquid delivery process modules and critical instruments, from June 2005 to March 2006. Between April 2004 and June 2005, Mr. Westfield served as Assistant Corporate Controller of Flextronics International Limited, a provider of electronics manufacturing services. From August 2001 to March 2004, Mr. Westfield served as the Corporate Controller of Inxight Software, Inc., a provider of enterprise software solutions for information discovery. Between February 2001 and August 2001, Mr. Westfield served as the Corporate Controller of SanDisk Corporation, a supplier of flash memory data storage card products.

The information regarding Mr. O’Meara’s employment agreement described in Item 1.01 above is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the election of Mr. Robel to the Company’s Board of Directors, on March 23, 2006, the Company’s Board of Directors amended the Company’s bylaws to increase the number of authorized directors from eight to nine.

A copy of the amended and restated bylaws of the Company is attached as Exhibit 3.01 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits

(d)                                 Exhibits

3.01                           Amended and Restated Bylaws of the Company

10.01                     Employment Agreement of Mr. Christopher O’Meara, effective as of March 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Subramanian Sundaresh
Subramanian Sundaresh
President and Chief Executive Officer

Date: March 27, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.01	Amended and Restated Bylaws of the Company

10.01	Employment Agreement of Mr. Christopher O’Meara, effective as of March 21, 2006.